Exhibit 4.4

                              AMERICA ONLINE, INC.

            1992 EMPLOYEE, DIRECTOR AND CONSULTANT STOCK OPTION PLAN
                            (AS AMENDED AND RESTATED)


1.       PURPOSES OF THE PLAN.

         The Plan is intended to encourage ownership of Shares by Key Employees and directors of and certain consultants to the Company in order to attract such people, to induce them to work for the benefit of the Company or of an Affiliate, and to provide additional incentive for them to promote the success of the Company or of an Affiliate. The Plan provides for the granting of ISOs and Non-Qualified Options.

2.       DEFINITIONS.

         Unless otherwise specified or unless the context otherwise requires, the following terms, as used in this America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan, have the following meanings:

                  Administrator means the Board of Directors, unless it has delegated power to act on its behalf to the Committee, in which case the Administrator means the Committee.

                  Affiliate, with respect to ISOs, means a corporation which, for purposes of Section 424 of the Code, is a parent or subsidiary of the Company, direct or indirect, and with respect to Non-Qualified Options, means any corporation, company or other entity such that the Company directly or indirectly, through one or more intermediaries, owns or controls the greater of (i) 25% of the voting power or outstanding securities of such corporation, company or other entity; or (ii) such amount of voting or outstanding securities or has other controlling interest such that the Shares and the Options would qualify for registration on Form S-8, all as determined by the Administrator.

                  Board of Directors means the Board of Directors of the Company.

                  Change in Control means either a Corporate Change in Control or a Transactional Change in Control.

                  Code means the United States Internal Revenue Code of 1986, as amended.

                  Committee means the committee of the Board of Directors to which the Board of Directors has delegated power to act under or pursuant to the provisions of the Plan.

                  Common Stock means shares of the Company's common stock, $.01 par value per share.

                  Company means America Online, Inc., a Delaware corporation.

                  Corporate Change in Control means the happening of any of the following events:

                  (1) the acquisition by any individual, entity or group (an "Entity"), including any "person" within the meaning of
                  Section   13(d)(3)  or  14(d)(2)  of  the  Exchange   Act,  of
                  beneficial   ownership  (within  the  meaning  of  Rule  13d-3
                  promulgated  under the Exchange  Act) of 30% or more of either
                  (i) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); excluding, however, the following: (A) any acquisition directly from the Company (excluding any acquisition by virtue of the exercise of an exercise, conversion or exchange privilege unless the security being so exercised, converted or exchanged was itself acquired directly from the Company), (B) any acquisition by the Company, or (C) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or by any corporation controlled by the Company; or

                  (2) a change in the composition of the Board since July 30, 1997, such that the individuals who, as of such date, constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to July 30, 1997 whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act, or any other actual or threatened solicitation of proxies or consents by or on behalf of any person or Entity other than the Board shall not be deemed a member of the Incumbent Board.

                  Disability or Disabled means permanent and total disability as defined in Section 22(e)(3) of the Code.

                  Fair Market Value of a Share of Common Stock means:

                  (1) If the Common Stock is listed on a national securities exchange or traded in the over-the-counter market and sales prices are regularly reported for the Common Stock, the closing or last price of the Common Stock on the Composite Tape or other comparable reporting system for the applicable date, or if the applicable date is not a trading day, the trading day immediately preceding the applicable date;

                  (2) If the Common Stock is not traded on a national securities exchange but is traded on the over-the-counter market, if sales prices are not regularly reported for the Common Stock for the trading day referred to in clause (1), and if bid and asked prices for the Common Stock are regularly reported, the mean between the bid and the asked price for the Common Stock at the close of trading in the over-the-counter market on the applicable date, or if the applicable date is not a trading day, on the trading day immediately preceding the applicable date; and

                  (3) If the Common Stock is neither listed on a national securities exchange nor traded in the over-the-counter market, such value as the Administrator, in good faith, shall determine.

                  Involuntary Employment Action shall mean any change in the terms and conditions of the Participant's employment with the Company or any successor, without cause (as defined herein), to such extent that:

                  (1) the Participant shall fail to be vested with power, authority and resources analogous to the Participant's title and/or office prior to the Change in Control, or

                  (2) the Participant shall lose any significant duties or responsibilities attending such office, or

                  (3) there shall occur a reduction in the Participant's base compensation, or

                  (4) the Participant's employment with the Company, or its successor, is terminated without cause (as defined herein).

                  ISO means an option meant to qualify as an incentive stock option under Section 422 of the Code.

                  Key Employee means an employee of the Company or of an Affiliate (including, without limitation, an employee who is also serving as an officer or director of the Company or of an Affiliate), designated by the Administrator to be eligible to be granted one or more Options under the Plan.

                  Non-Qualified Option means an option which is not intended to qualify as an ISO.

                  Option means an ISO or Non-Qualified Option granted under the Plan.

                  Option Agreement means an agreement between the Company and a Participant delivered pursuant to the Plan, in such form as the Administrator shall approve.

                  Participant means a Key Employee, director or consultant to whom one or more Options are granted under the Plan. As used herein, "Participant" shall include "Participant's Survivors" where the context requires.

                  Plan means this America Online, Inc. 1992 Employee, Director and Consultant Stock Option Plan.

                  Shares means shares of the Common Stock as to which Options have been or may be granted under the Plan or any shares of capital stock into which the Shares are changed or for which they are exchanged within the provisions of Paragraph 3 of the Plan. The Shares issued upon exercise of Options granted under the Plan may be authorized and unissued shares or shares held by the Company in its treasury, or both.

                  Survivors means a deceased Participant's legal representatives and/or any person or persons who acquired the Participant's rights to an Option by will or by the laws of descent and distribution.

                  Transactional   Change  in  Control  shall  mean  any  of  the
                  following transactions to which the Company is a party:

                  (1) a reorganization, recapitalization, merger or consolidation (a "Corporate Transaction") of the Company, unless securities representing 60% or more of either the outstanding shares of common stock or the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors of the Company or the corporation resulting from such Corporate Transaction (or the parent of such corporation) are held subsequent to such transaction by the person or persons who were the beneficial holders of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Corporate Transaction, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction; or

                  (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company.

3.       SHARES SUBJECT TO THE PLAN.

         The number of Shares which may be issued from time to time pursuant to this Plan shall be 194,320,000 or the equivalent of such number of Shares after the Administrator, in its sole discretion, has interpreted the effect of any stock split, stock dividend, combination, recapitalization or similar transaction in accordance with Paragraph 16 of the Plan.

         If an Option ceases to be "outstanding", in whole or in part, the Shares which were subject to such Option shall be available for the granting of other Options under the Plan. Any Option shall be treated as "outstanding" until such Option is exercised in full, or terminates or expires under the provisions of the Plan, or by agreement of the parties to the pertinent Option Agreement.

4.       ADMINISTRATION OF THE PLAN.

         The Administrator of the Plan will be the Board of Directors, except to the extent the Board of Directors delegates its authority to the Committee, in which case the Committee shall be the Administrator.
Subject to the provisions of the Plan, the Administrator is authorized to:

         a. Interpret the provisions of the Plan or of any Option or Option Agreement and to make all rules and determinations which it deems necessary or advisable for the administration of the Plan;

         b. Determine which employees of the Company or of an Affiliate shall be designated as Key Employees and which of the Key Employees, directors and consultants shall be granted Options;

         c. Determine the number of Shares for which an Option or Options shall be granted, provided, however, that in no event shall Options to purchase more than 8,000,000 Shares be granted to any Participant in any fiscal year; and

         d. Specify the terms and conditions upon which an Option or Options may be granted;

provided, however, that all such interpretations, rules, determinations, terms and conditions shall be made and prescribed in the context of preserving the tax status under Section 422 of the Code of those Options which are designated as ISOs. Subject to the foregoing, the interpretation and construction by the Administrator of any provisions of the Plan or of any Option granted under it shall be final, unless otherwise determined by the Board of Directors, if the Administrator is the Committee. The Administrator's determinations under the Plan need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, Options under the Plan (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Administrator shall be entitled, among other things, to make non uniform and selective determinations, and to enter into non uniform and selective Option Agreements, as to (a) the persons to receive Options under the Plan, (b) the terms and provisions of Options under the Plan, and whether a termination of service with the Company and any Affiliate has occurred.


5.       ELIGIBILITY FOR PARTICIPATION.

         The Administrator will, in its sole discretion, name the Participants in the Plan, provided, however, that each Participant must be a Key Employee, director or consultant of the Company or of an Affiliate at the time an Option is granted. Members of the Company's Board of Directors who are not employees of the Company or of an Affiliate may receive options pursuant to Paragraph 6, Subparagraph A(f), but only pursuant thereto. Notwithstanding any of the foregoing provisions, the Administrator may authorize the grant of an Option to a person not then an employee, director or consultant of the Company or of an Affiliate; provided, however, that the actual grant of such Option shall be conditioned upon such person becoming eligible to become a Participant at or prior to the time of the execution of the Option Agreement evidencing such Option. ISOs may be granted only to Key Employees. Non-Qualified Options may be granted to any Key Employee, director or consultant of the Company or an Affiliate. The granting of any Option to any individual shall neither entitle that individual to, nor disqualify him or her from, participation in any other grant of Options.


6.       TERMS AND CONDITIONS OF OPTIONS.

         Each Option shall be set forth in writing in an Option Agreement, duly executed by the Company and, to the extent required by law or requested by the Company, by the Participant. The Administrator may provide that Options be granted subject to such terms and conditions, consistent with the terms and conditions specifically required under this Plan, as the Administrator may deem appropriate including, without limitation, subsequent approval by the stockholders of the Company of this Plan or any amendments thereto.

         A.       Non-Qualified   Options:   Each   Option   intended  to  be  a
                  Non-Qualified Option shall be subject to the terms and conditions which the Administrator determines to be appropriate and in the best interest of the Company, subject to the following minimum standards for any such Non-Qualified
                  Option:

                  a. Option Price: The option price (per share) of the Shares covered by each Option shall be determined by the Administrator but shall not be less than one hundred percent (100%) of the Fair Market Value (per share) of the Shares on the date of grant of the Option.

                  b. Each Option Agreement shall state the number of Shares to which it pertains;

                  c. Each Option Agreement shall state the date or dates on which it first is exercisable and the date after which it may no longer be exercised, and may provide that the Option rights accrue or become exercisable in installments over a period of months or years, or upon the occurrence of certain conditions or the attainment of stated goals or events; and

                  d. Exercise of any Option may be conditioned upon the Participant's execution of a Share purchase agreement in form satisfactory to the Administrator providing for certain protections for the Company and its other stockholders, including requirements that:

                           i. The Participant's or the Participant's Survivors' right to sell or transfer the Shares may be restricted; and

                           ii. The   Participant   or   the   Participant's
                               Survivors may be required to execute letters
                               of   investment   intent   and   must   also
                               acknowledge   that  the  Shares   will  bear
                               legends noting any applicable restrictions.

                  e. Limitation on Grant of Non-Qualified Options: No Non-Qualified Option shall be granted after the date provided in Paragraph 22 of this Plan.

                  f. Directors' Options: Each director of the Company who is not an employee of the Company or any Affiliate, upon first being elected or appointed to the Board of Directors, shall be granted a Non-Qualified Option to purchase 10,000 shares; provided, however, that the Administrator shall be entitled to grant an Option for such higher number of shares as may be appropriate (as determined by the Administrator) for recruitment purposes. On the date following the annual meeting of stockholders of the Company each year, giving effect to the election of any director or directors at such annual meeting of stockholders, each director who is not an employee of the Company or any Affiliate and who has served at least six months as a director shall be granted a Non-Qualified Option to purchase 10,000 Shares. In addition, on date following the annual meeting of stockholders of the Company each year, giving effect to the election of any director or directors at such annual meeting of stockholders, each director who is not an employee of the Company or any Affiliate and who serves on the Compensation Committee or the Audit Committee of the Board of Directors (or other committee designated by the Board of Directors to be entitled to receive options under this sentence) shall be granted a Non-Qualified Option to purchase 5,000 shares; provided, further, that on such date, each such director who serves as the Chair of such committee shall be granted an additional Option to purchase 5,000 shares. The grants for service as a committee member or Chair shall cover service on all eligible committees and shall not be cumulative for service on more than one committee. Each Option granted pursuant to this Section 6(A)(f) shall (i) have an exercise price equal to the Fair Market Value (per share) of the Shares on the date of grant of the Option, (ii) have a term of ten (10) years, and
                            (iii) be immediately exercisable (subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act")). The Board of Directors may amend this Section 6(A)(f) to increase, reduce, eliminate, or institute option grants for Board, Committee, or other individual or collective service under this Plan.

         B. ISOs: Each Option intended to be an ISO shall so state and shall be issued only to a Key Employee and be subject to at least the following terms and conditions, with such additional restrictions or changes as the Administrator determines are appropriate but not in conflict with Section 422 of the Code and relevant regulations and rulings of the Internal Revenue
                  Service:

                  a. Minimum standards: The ISO shall meet the minimum standards required of Non-Qualified Options, as described in Paragraph 6(A) above, except clauses (a) and (f) thereunder.

                  b. Option Price: Immediately before the Option is granted, if the Participant owns, directly or by
                           reason  of  the  applicable   attribution  rules  in
                           Section 424(d) of the Code:

                           i. Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred percent (100%) of the Fair Market Value per share of the Shares on the date of the grant of the Option.

                           ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, the Option price per share of the Shares covered by each Option shall not be less than one hundred ten percent (110%) of the Fair Market Value on the date of grant.

                  c.       Term of Option:  For Participants who own

                           i. Ten percent (10%) or less of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than ten
                                    (10)  years from the date of the grant or at
                                    such earlier time as the Option Agreement may provide.

                           ii. More than ten percent (10%) of the total combined voting power of all classes of stock of the Company or an Affiliate, each Option shall terminate not more than five
                                    (5)  years  from the date of the grant or at
                                    such earlier time as the Option Agreement may provide.

                  d.        Limitation  on  Yearly   Exercise:   The  Option
                            Agreements shall restrict the amount of Options which may be exercisable in any calendar year (under this or any other ISO plan of the Company or an Affiliate) so that the aggregate Fair Market Value (determined at the time each ISO is granted) of the stock with respect to which ISOs are exercisable for the first time by the Participant in any calendar year does not exceed one hundred thousand dollars ($100,000), provided that this subparagraph (d) shall have no force or effect if its inclusion in the Plan is not necessary for Options issued as ISOs to qualify as ISOs pursuant to Section 422(d) of the Code.

                  e. Limitation on Grant of ISOs: No ISOs shall be granted after February 3, 2002, the date which is the earlier of ten (10) years from the date of the adoption of the Plan by the Company and the date of the approval of the Plan by the shareholders of the Company.


                  f. To the extent that an Option which is intended to be an ISO fails to so qualify, it shall be treated as a Non-Qualified Option.

7.       EXERCISE OF OPTIONS AND ISSUE OF SHARES.

         An Option (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal executive office address, together with provision for payment of the full purchase price in accordance with this Paragraph for the Shares as to which the Option is being exercised, and upon compliance with any other condition(s) set forth in the Option Agreement. Such written notice shall be signed by the person exercising the Option, shall state the number of Shares with respect to which the Option is being exercised and shall contain any representation required by the Plan or the Option Agreement. Payment of the purchase price for the Shares as to which such Option is being exercised shall be made (a) in United States dollars in cash or by check, or (b) at the discretion of the Administrator, through delivery of shares of Common Stock having a Fair Market Value equal as of the date of the exercise to the cash exercise price of the Option, or (c) at the discretion of the Administrator, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the applicable Federal rate, as defined in Section 1274(d) of the Code, or (d) at the discretion of the Administrator, in accordance with a cashless exercise program established with a securities brokerage firm, and approved by the Administrator, or (e) at the discretion of the Administrator, through such other method of payment approved by the Administrator, or (f) at the discretion of the Administrator, by any combination of (a), (b), (c), (d) and (e) above. Notwithstanding the foregoing, the Administrator shall accept only such payment on exercise of an ISO as is permitted by Section 422 of the Code.

         The Company shall then reasonably promptly deliver the Shares as to which such Option was exercised to the Participant (or to the Participant's Survivors, as the case may be). In determining what constitutes "reasonably promptly," it is expressly understood that the delivery of the Shares may be delayed by the Company in order to comply with any law or regulation (including, without limitation, state securities or "blue sky" laws) which requires the Company to take any action with respect to the Shares prior to their issuance. The Shares shall, upon delivery, be evidenced by an appropriate certificate or certificates for fully paid, non-assessable Shares.

         The Administrator shall have the right to accelerate the date of exercise of any installment of any Option; provided that the Administrator shall not accelerate the exercise date of any installment of any Option granted to any Key Employee as an ISO (and not previously converted into a Non-Qualified Option pursuant to Paragraph 19) if such acceleration would violate the annual vesting limitation contained in Section 422(d) of the Code, as described in Paragraph 6(B)(d).

         The Administrator may, in its discretion, amend any term or condition of an outstanding Option provided (i) such term or condition as amended is permitted by the Plan, (ii) if any amendment is materially adverse to the
Participant, any such amendment shall be made only with the consent of the Participant to whom the Option was granted, or in the event of the death of the Participant, the Participant's Survivors, and (iii) any such amendment of any ISO shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such amendment would constitute a "modification" of any Option which is an ISO (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holder of such ISO.

8.       RIGHTS AS A STOCKHOLDER.

         No Participant to whom an Option has been granted shall have rights as a stockholder with respect to any Shares covered by such Option, except after due exercise of the Option and tender of the full purchase price for the Shares being purchased pursuant to such exercise (and satisfaction of such other conditions for the transfer of Shares as may be required pursuant to the Option) and registration of the Shares in the Company's share register in the name of the Participant.

9.       ASSIGNABILITY AND TRANSFERABILITY OF OPTIONS.

         By its terms, an Option granted to a Participant shall not be transferable by the Participant other than (i) by will or by the laws of descent and distribution, or (ii) as otherwise determined by the Administrator and set forth in the applicable Option Agreement. The designation of a beneficiary of an Option by a Participant shall not be deemed a transfer prohibited by this Paragraph. Except as provided above, an Option shall be exercisable, during the Participant's lifetime, only by such Participant (or by his or her legal representative) and shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment or similar process. Any attempted transfer, assignment, pledge, hypothecation or other disposition of any Option or of any rights granted thereunder contrary to the provisions of this Plan, or the levy of any attachment or similar process upon an Option, shall be null and void.

10. EFFECT OF TERMINATION OF SERVICE OTHER THAN "FOR CAUSE" OR DEATH OR DISABILITY.

         Except as otherwise provided in the pertinent Option Agreement, in the event of a termination of service (whether as an employee, director or consultant) with the Company or an Affiliate before the Participant has exercised all Options, the following rules apply:

         a. A Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate (for any reason other than termination "for cause", Disability, or death for which events there are special rules in Paragraphs 11, 12, and 13, respectively), may exercise any Option granted to him or her to the extent that the Option is exercisable on the date of such termination of service, but only within such term as the Administrator has designated in the pertinent Option Agreement.

         b. Except as provided in Subparagraph (c) below, or Paragraph 12 or 13, in no event may an Option Agreement provide, if the Option is intended to be an ISO, that the time for exercise be later than three (3) months after the Participant's termination of employment.

         c. The provisions of this Paragraph, and not the provisions of Paragraph 12 or 13, shall apply to a Participant who subsequently becomes Disabled or dies after the termination of employment, director status or consultancy, provided, however, in the case of a Participant's Disability or death within three (3) months after the termination of employment, director status or consultancy, the Participant or the Participant's Survivors may exercise the Option within one (1) year after the date of the Participant's termination of employment, but in no event after the date of expiration of the term of the Option.

         d. Notwithstanding anything herein to the contrary, if subsequent to a Participant's termination of employment, termination of director status or termination of consultancy, but prior to the exercise of an Option, the Board of Directors determines that, either prior or subsequent to the Participant's termination, the Participant engaged in conduct which would constitute "cause" (as defined in Section 11 below), then such Participant shall forthwith cease to have any right to exercise any Option.

         e. A Participant to whom an Option has been granted under the Plan who is absent from work with the Company or with an Affiliate because of temporary disability (any disability other than a permanent and total Disability as defined in Paragraph 2 hereof), or who is on leave of absence for any purpose, shall not, during the period of any such absence, be deemed, by virtue of such absence alone, to have terminated such Participant's employment, director status or consultancy with the Company or with an Affiliate, except as the Administrator or the Option Agreement may otherwise expressly provide.

          f. Except as required by law or as set forth in the pertinent Option Agreement, Options granted under the Plan shall not be affected by any change of a Participant's status within or among the Company and any Affiliates, so long as the Participant continues to be an employee, director or consultant of the Company or any Affiliate.

11.      EFFECT OF TERMINATION OF SERVICE "FOR CAUSE".

         Except as otherwise provided in the pertinent Option Agreement, the following rules apply if the Participant's service (whether as an employee, director or consultant) with the Company or an Affiliate is terminated "for cause" prior to the time that all his or her outstanding Options have been exercised:

         a. All outstanding and unexercised Options as of the time the Participant is notified his or her service is terminated for "cause" will immediately be forfeited.

         b. For purposes of this Plan, "cause" shall include (and is not limited to) dishonesty with respect to the Company or any Affiliate, insubordination, substantial malfeasance or non-feasance of duty, unauthorized disclosure of confidential information, and conduct substantially prejudicial to the business of the Company or any Affiliate. The determination of the Administrator as to the existence of "cause" will be conclusive on the Participant and the Company.

         c. "Cause" is not limited to events which have occurred prior to a Participant's termination of service, nor is it necessary that the Administrator's finding of "cause" occur prior to termination. If the Administrator determines, subsequent to a Participant's termination of service but prior to the exercise of an Option, that either prior or subsequent to the Participant's termination the Participant engaged in conduct which would constitute "cause," then the right to exercise any Option is forfeited.

         d. Any definition in an agreement between the Participant and the Company or an Affiliate, which contains a conflicting definition of "cause" for termination and which is in effect at the time of such termination, shall supersede the definition in this Plan with respect to such Participant.

12.      EFFECT OF TERMINATION OF SERVICE FOR DISABILITY.

         Except as otherwise provided in the pertinent Option Agreement, a Participant who ceases to be an employee, director or consultant of the Company or of an Affiliate by reason of Disability may exercise any Option granted to such Participant:

         a. To the extent exercisable but not exercised on the date of Disability; and

         b.       In  the  event   rights  to   exercise   the   Option   accrue
                  periodically, to the extent of a pro rata portion of any additional rights as would have accrued had the Participant not become Disabled prior to the end of the accrual period which next ends following the date of Disability. The proration shall be based upon the number of days of such accrual period prior to the date of Disability.

         A Disabled Participant may exercise such rights only within the period ending one (1) year after the date of the Participant's termination of employment, directorship or consultancy, as the case may be, notwithstanding that the Participant might have been able to exercise the Option as to some or all of the Shares on a later date if the Participant had not become disabled and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

         The Administrator shall make the determination both of whether Disability has occurred and the date of its occurrence (unless a procedure for such determination is set forth in another agreement between the Company and such Participant, in which case such procedure shall be used for such determination). If requested, the Participant shall be examined by a physician selected or approved by the Administrator, the cost of which examination shall be paid for by the Company.

13.      EFFECT OF DEATH WHILE AN EMPLOYEE, DIRECTOR OR CONSULTANT.

         Except as otherwise provided in the pertinent Option Agreement, in the event of the death of a Participant while the Participant is an employee, director or consultant of the Company or of an Affiliate, such Option may be exercised by the Participant's Survivors:

         a. To the extent exercisable but not exercised on the date of death; and

         b.       In  the  event   rights  to   exercise   the   Option   accrue
                  periodically, to the extent of a pro rata portion of any additional rights which would have accrued had the Participant not died prior to the end of the accrual period which next ends following the date of death. The proration shall be based upon the number of days of such accrual period prior to the Participant's death.

         If the Participant's Survivors wish to exercise the Option, they must take all necessary steps to exercise the Option within one (1) year after the date of death of such Participant, notwithstanding that the decedent might have been able to exercise the Option as to some or all of the Shares on a later date if he or she had not died and had continued to be an employee, director or consultant or, if earlier, within the originally prescribed term of the Option.

14.      PURCHASE FOR INVESTMENT.

         Unless the offering and sale of the Shares to be issued upon the particular exercise of an Option shall have been effectively registered under the Securities Act of 1933, as now in force or hereafter amended (the "1933 Act"), the Company shall be under no obligation to issue the Shares covered by such exercise unless and until the following conditions have been fulfilled:

         a. The person(s) who exercise(s) such Option shall warrant to the Company, prior to the receipt of such Shares, that such person(s) are acquiring such Shares for their own respective accounts, for investment, and not with a view to, or for sale in connection with, the distribution of any such Shares, in which event the person(s) acquiring such Shares shall be bound by the provisions of the following legend which shall be endorsed upon the certificate(s) evidencing their Shares issued pursuant to such exercise of such grant:

                           "The shares represented by this certificate have been taken for investment and they may not be sold or otherwise transferred by any person, including a pledgee, unless (1) either (a) a Registration Statement with respect to such shares shall be effective under the Securities Act of 1933, as amended, or (b) the Company shall have received an opinion of counsel satisfactory to it that an exemption from registration under such Act is then available, and (2) there shall have been compliance with all applicable state securities laws."

         b. At the discretion of the Administrator, the Company shall have received an opinion of its counsel that the Shares may be issued upon such particular exercise in compliance with the 1933 Act without registration thereunder.

         The Company may delay issuance of the Shares until completion of any action or obtaining of any consent which the Company deems necessary under any applicable law (including, without limitation, state securities or "blue sky" laws.)

15.      DISSOLUTION OR LIQUIDATION OF THE COMPANY.

         Upon the dissolution or liquidation of the Company, all Options granted under this Plan which as of such date shall not have been exercised will terminate and become null and void; provided, however, that if the rights of a Participant or a Participant's Survivors have not otherwise terminated and expired, (i) the Participant or the Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option to the extent that the Option is exercisable as of the date immediately prior to such dissolution or liquidation; and (ii) if a Change in Control shall have occurred within the twelve months immediately prior to the date of such dissolution or liquidation, such Participant or such Participant's Survivors will have the right immediately prior to such dissolution or liquidation to exercise any Option then outstanding whether or not such Option is exercisable as of such date.

16.      ADJUSTMENTS.

         Upon the occurrence of any of the following events, a Participant's rights with respect to any Option granted to him or her hereunder which has not previously been exercised in full shall be adjusted as hereinafter provided, unless otherwise specifically provided in the pertinent Option Agreement:

         A. Stock Dividends and Stock Splits. If (i) the shares of Common Stock shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, or (ii) additional shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such shares of Common Stock, the number of shares of Common Stock deliverable upon the exercise of such Option may be appropriately increased or decreased proportionately, and appropriate adjustments may be made in the purchase price per share to reflect such subdivision, combination or stock dividend. The number of Shares subject to options to be granted to directors pursuant to Paragraph 6(A)(f) shall also be proportionately adjusted upon the occurrence of such events, except as the Administrator shall otherwise determine in its sole discretion. The number of Shares subject to options to be granted pursuant to Paragraph 4(c) shall also be proportionately adjusted upon the occurrence of such events.

         B. Corporate Changes in Control. In the event of a Corporate Change in Control

                  (i) Each Option outstanding as of the date such Corporate Change in Control is determined to have occurred, and which is not then exercisable by reason of vesting requirements, shall automatically accelerate the vesting so that the Option shall become fully exercisable and vested on the first to occur of (x) the date the Option becomes vested and exercisable under its original terms (with respect only to such Options as otherwise would vest during such one-year period under their terms), (y) the first anniversary of the date such Corporate Change in Control is determined to have occurred, and (z) the occurrence of an Involuntary Employment Action; and

                  (ii) The Options so accelerated shall remain so exercisable until the earlier of the original expiration date of the Option and the earlier termination of the Option in accordance with the Plan and the Agreement.

         C. Transactional Changes in Control. In the event of a Transactional Change in Control,

                  (i) Each Option outstanding as of the date such Transactional Change in Control is determined to have occurred shall be either: (a) assumed by the successor corporation (or its parent) or replaced with a comparable option to purchase shares of the capital stock of the successor corporation (or its parent) on an equitable basis, (b) terminated upon written notice to the Participants stating that all Options (for purposes of this Subparagraph all Options then outstanding shall be deemed to be exercisable) must be exercised within a specified number of days (which shall not be less than 15 days) from the date such notice is given, at the end of which period the Options shall terminate, or (c) terminated in exchange for a cash payment equal to the excess of the Fair Market Value of the shares subject to such Options (for purposes of this Subparagraph all Options then outstanding shall be deemed to be exercisable) over the exercise price thereof; provided, however, that if any of the treatments of Options pursuant to this Plan set forth in clauses (a), (b) or (c) above would make a Transactional Change in Control transaction ineligible for pooling-of-interest accounting under APB No. 16 such that but for the nature of such treatment such transaction would otherwise be eligible for such accounting treatment, the Committee (or the Administrator if no Committee has been appointed) shall have the ability to substitute for any cash or other consideration payable under such treatment shares of Common Stock with a Fair Market Value or other consideration with value equal to the cash or other consideration that would otherwise be payable pursuant to such treatment. The determination of which of the treatments set forth in clauses (a), (b) and (c) above to provide and of comparability under clause (a) above shall be made by the
         Administrator and its determinations shall be final, binding and conclusive.

                  (ii) Each Option that is assumed or replaced in connection with a Transactional Change in Control shall automatically accelerate so that the Option shall become fully exercisable and vested on the first to occur of (x) the date the Option becomes vested and exercisable under its original terms (with respect only to such Options as otherwise would vest during such one-year period under their terms),
         (y) the first anniversary of the date such Transactional Change in Control is determined to have occurred, and (z) the occurrence of an Involuntary Employment Action. The Options so accelerated shall remain so exercisable until the earlier of the original expiration date of the Option and the earlier termination of the Option in accordance with the Plan and the Agreement.

         D. Corporate Transaction. In the event of a Corporate Transaction that does not constitute a Transactional Change in Control or in the event of a similar event, pursuant to which securities of the Company or of another corporation or entity are issued with respect to the outstanding shares of Common Stock, a Participant upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities which would have been received if such Option had been exercised prior to such Corporate Transaction.

         E. Modification of ISOs. Notwithstanding the foregoing, any adjustments made pursuant to Subparagraph A, B, C or D with respect to ISOs shall be made only after the Administrator, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424(h) of the Code) or would cause any adverse tax consequences for the holders of such ISOs. If the Administrator determines that such adjustments made with respect to ISOs would constitute a "modification" of such ISOs, it may refrain from making such adjustments, unless the holder of an ISO specifically requests in writing that such adjustment be made and such writing indicates that the holder has full knowledge of the consequences of such "modification" on his or her income tax treatment with respect to the ISO.

17.      ISSUANCES OF SECURITIES.

         Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options. Except as expressly provided herein, no adjustments shall be made for dividends paid in cash or in property (including without limitation, securities) of the Company.

18.      FRACTIONAL SHARES.

         No fractional shares shall be issued under the Plan and the person exercising such right shall receive from the Company cash in lieu of such fractional shares equal to the Fair Market Value thereof.

19. CONVERSION OF ISOs INTO NON-QUALIFIED OPTIONS; TERMINATION OF ISOs.

         The Administrator, at the written request of any Participant, may in its discretion take such actions as may be necessary to convert such Participant's ISOs (or any portions thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the Participant is an employee of the Company or an Affiliate at the time of such conversion. Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options. At the time of such conversion, the Administrator (with the consent of the Participant) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Administrator in its discretion may determine, provided that such conditions shall not be inconsistent with this Plan. Nothing in the Plan shall be deemed to give any Participant the right to have such Participant's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Administrator takes appropriate action. The Administrator, with the consent of the Participant, may also terminate any portion of any ISO that has not been exercised at the time of such conversion.

20.      WITHHOLDING.

         In the event that any federal, state, or local income taxes, employment taxes, Federal Insurance Contributions Act ("F.I.C.A.") withholdings or other amounts are required by applicable law or governmental regulation to be withheld from the Participant's salary, wages or other remuneration in connection with the exercise of an Option or a Disqualifying Disposition (as defined in Paragraph 21), the Company may withhold from the Participant's compensation, if any, or may require that the Participant advance in cash to the Company, or to any Affiliate of the Company which employs or employed the Participant, the amount of such withholdings unless a different withholding arrangement, including the use of shares of the Company's Common Stock or a promissory note, is authorized by the Administrator (and permitted by law). For purposes hereof, the fair market value of the shares withheld for purposes of payroll withholding shall be determined in the manner provided in Paragraph 2 above, as of the most recent practicable date prior to the date of exercise. If the fair market value of the shares withheld is less than the amount of payroll withholdings required, the Participant may be required to advance the difference in cash to the Company or the Affiliate employer. The Administrator in its discretion may condition the exercise of an Option for less than the then Fair Market Value on the Participant's payment of such additional withholding.

21.      NOTICE TO COMPANY OF DISQUALIFYING DISPOSITION.

         Each Key Employee who receives an ISO must agree to notify the Company in writing immediately after the Key Employee makes a Disqualifying Disposition of any shares acquired pursuant to the exercise of an ISO. A Disqualifying Disposition is any disposition (including any sale) of such shares before the later of (a) two years after the date the Key Employee was granted the ISO, or
(b) one year after the date the Key Employee acquired Shares by exercising the ISO. If the Key Employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.      TERMINATION OF THE PLAN.

         The Plan will terminate on February 3, 2002, the date which is ten (10) years from the earlier of the date of its adoption and the date of its approval by the stockholders of the Company. The Plan may be terminated at an earlier date by vote of the stockholders of the Company; provided, however, that any such earlier termination will not affect any Options granted or Option Agreements executed prior to the effective date of such termination.

23.      AMENDMENT OF THE PLAN AND AGREEMENTS.

         The Plan may be amended by the stockholders of the Company. The Plan may also be amended by the Board of Directors or the Administrator, including, without limitation, to the extent necessary to qualify any or all outstanding
Options granted under the Plan or Options to be granted under the Plan for favorable federal income tax treatment (including deferral of taxation upon exercise) as may be afforded incentive stock options under Section 422 of the Code, for as long as the Company has a class of stock registered pursuant to
Section 12 of the 1934 Act and to the extent necessary to qualify the shares issuable upon exercise of any outstanding Options granted, or Options to be granted, under the Plan for listing on any national securities exchange or quotation in any national automated quotation system of securities dealers. Any amendment approved by the Administrator which the Administrator determines is of a scope that requires stockholder approval shall be subject to obtaining such stockholder approval. Any modification or amendment of the Plan shall not, without the consent of a Participant, materially adversely affect his or her rights under an Option previously granted to him or her. With the consent of the Participant affected, the Administrator may amend outstanding Option Agreements in a manner which may be materially adverse to the Participant but which is not inconsistent with the Plan. In the discretion of the Administrator, outstanding Option Agreements may be amended by the Administrator in a manner which is not materially adverse to the Participant.

24.      EMPLOYMENT OR OTHER RELATIONSHIP.

         Nothing in this Plan or any Option Agreement shall be deemed to prevent the Company or an Affiliate from terminating the employment, consultancy or director status of a Participant, nor to prevent a Participant from terminating his or her own employment, consultancy or director status or to give any Participant a right to be retained in employment or other service by the Company or any Affiliate for any period of time.

         All Options shall constitute a special incentive payment to the Participant and shall not be taken into account in computing the amount of salary or compensation of the Participant for the purpose of determining any benefits under any pension, retirement, profit-sharing, bonus, life insurance or other benefit plan of the Company or under any agreement between the Company and the Participant, unless such plan or agreement specifically provides otherwise.

25.      GOVERNING LAW.

         This Plan shall be construed and enforced in accordance with the law of the State of Delaware.